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Exhibit 23.5

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

January 16, 2015

Sabine Oil & Gas Corporation
1415 Louisiana Street, Suite 1600
Houston, Texas 77002

Ladies and Gentlemen:

        We hereby consent to the use of our name, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the incorporation by reference of information regarding our review of the estimates of reserves of Forest Oil Corporation ("Forest") for years ending 2013, 2012, and 2011 in the Registration Statement on Form S-4 of Sabine Oil & Gas Corporation (Registration Statement) in the context in which they appear. We further consent to the inclusion of our letter report dated January 24, 2014, regarding our audit of the proved reserves of Forest Oil Corporation as of December 31, 2013, as exhibit 99.4 to the Registration Statement.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

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  Exhibit 23.5